EXHIBIT 99.1
Complete Production Services, Inc. Announces Third Quarter Earnings of $0.70 Per Diluted Share
Houston, October 23, 2008 (Business Wire) — Complete Production Services, Inc. (NYSE: CPX) today reported third quarter revenue of $493.2 million, an increase of 32% over the third quarter of 2007 and 12% over the second quarter of 2008. EBITDA (as defined below) totaled $143.7 million, an increase of 35% year over year and 22% sequentially. Third quarter 2008 net income from continuing operations was $52.3 million, or $0.70 per diluted share, compared to third quarter 2007 net income from continuing operations of $38.8 million, or $0.53 per share, and second quarter 2008 net income from continuing operations of $39.8 million, or $0.54 per share.
Revenue for the Completion and Production Services segment during the third quarter of 2008 was $417.8 million, an increase of 34% year over year and 13% sequentially. Segment EBITDA was $133.2 million, an increase of 40% over the same period for the prior year and 24% over the prior quarter. Year over year growth in the Completion and Production Services segment was the result of investment in organic growth capital, improved utilization and pricing, and impact from acquisitions. Sequential growth was due to a full quarter of results from the pressure pumping acquisition completed in the second quarter of 2008, the seasonal recovery in Canada and improved utilization and pricing in several service lines. The segment also experienced some sequential margin improvement due to limited relief on fuel prices.
Third quarter Drilling Services segment revenue and EBITDA were $62.2 million and $17.0 million, respectively. Revenue increased 18% over the same period in 2007 and 9% compared to the prior quarter. Segment EBITDA increased 20% over the third quarter of 2007 and 10% over the second quarter of 2008. The improved results were primarily due to higher utilization rates in both rig logistics and contract drilling operations as well as price improvements and cost control measures implemented in the rig logistics business.
“We delivered an outstanding performance during the third quarter,” commented Joe Winkler, Chairman and CEO. “Activity levels across our businesses were strong and we were able to generate significant cash-flow and strengthen our balance sheet.”
“Concerns over the price of natural gas, the issues surrounding the credit markets and the impact a weaker economy may have on demand for natural gas will result in near term reduction in activity in North America by our customers. It is difficult to predict the magnitude and duration of this reduction and the effect it will have on our business; however, we believe that the natural gas fundamentals in North America are such that a significant drop in activity will be relatively short-lived and could result in a strong recovery. We also believe that we are positioned to be opportunistic. Our balance sheet is well structured to withstand a down-turn and our operations are positioned in unconventional resource play basins that we believe will be less susceptible to significant declines in activity levels. These unconventional basins should also have stronger than average growth in a recovery,” concluded Mr. Winkler.
Complete Production Services, Inc. is a leading oilfield service provider focused on the completion and production phases of oil and gas wells. The company has established a significant presence in unconventional oil and gas plays in North America that it believes have the highest potential for long-term growth.
Conference Call
Complete will hold a conference call to discuss third quarter 2008 results on Friday, October 24 at 11:00 a.m. Eastern Time. To participate in the live conference call, dial 866-272-9941 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 24608724. The conference call will be available for replay beginning at 1:00 p.m., October 24, 2008 and will be available until October 31, 2008. To access the conference call replay, please call 888-286-8010 and use the passcode: 91683297. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. These statements include those relating to the Company’s future business activity. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using a non-GAAP financial measure, EBITDA. EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation and amortization, impairment charge, and minority interest. EBITDA is not a substitute for the GAAP measures of earnings and cash flow. EBITDA is used in this press release because our management considers it an important supplemental measure of performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Jose Bayardo
Vice President and Chief Financial Officer
281-372-2325

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2008 and 2007
(in thousands, except per share data)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services	$479,996	$364,900	$1,310,807	$1,075,247
Products	13,237	8,505	40,689	31,194

	493,233	373,405	1,351,496	1,106,441

Cost of services	290,166	219,367	800,451	619,239
Cost of products	8,888	5,458	27,438	21,743
General and administrative expense	50,443	42,221	141,966	133,639
Depreciation and amortization	47,695	34,185	129,983	94,514

	397,192	301,231	1,099,838	869,135

Income from continuing operations before interest, taxes and minority interest	96,041	72,174	251,658	237,306

Interest expense	14,647	16,667	46,077	47,335
Interest income	(680)	(484)	(2,067)	(1,012)

Income from continuing operations before minority interest and taxes	82,074	55,991	207,648	190,983

Minority interest, net of tax	—	(283)	—	(227)

Income from continuing operations before taxes	82,074	56,274	207,648	191,210

Tax provision	29,731	17,483	73,687	68,098

Income from continuing operations	$52,343	$38,791	$133,961	$123,112

Income (loss) from discontinued operations (net of tax)	(153)	2,817	(4,859)	9,629

Net income	$52,190	$41,608	$129,102	$132,741

Basic earnings per share:
Continuing operations	$0.71	$0.54	$1.83	$1.71
Discontinued operations	$(0.00)	$0.04	$(0.07)	$0.14

	$0.71	$0.58	$1.76	$1.85

Diluted earnings per share:
Continuing operations	$0.70	$0.53	$1.80	$1.68
Discontinued operations	$(0.00)	$0.04	$(0.06)	$0.13

	$0.70	$0.57	$1.74	$1.81

Weighted average shares outstanding:
Basic	73,935	72,191	73,225	71,873
Diluted	75,008	73,495	74,370	73,296

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of September 30, 2008 and December 31, 2007
(in thousands)

	September 30,	December 31,
	2008	2007
	(unaudited)	(unaudited)
Assets:
Current assets	$444,063	$378,018
Property, plant and equipment, net	1,115,713	1,013,190
Goodwill	569,092	549,130
Other long-term assets	31,607	31,064
Discontinued operations/held for sale	—	83,357

Total assets	2,160,475	2,054,759

Liabilities and stockholders’ equity:
Current liabilities	170,472	159,840
Long-term debt	751,545	825,985
Long-term deferred tax liabilities	154,658	126,821
Discontinued operations/held for sale	—	11,790

Total liabilities	1,076,675	1,124,436

Common stock	741	725
Treasury stock	(202)	(202)
Additional paid-in capital	610,842	581,404
Retained earnings	446,637	317,535
Cumulative translation adjustment	25,782	30,861

Total stockholders’ equity	1,083,800	930,323

Total liabilities and stockholders’ equity	$2,160,475	$2,054,759

Complete Production Services, Inc.
Cash Flow Data
For the Nine Months Ended September 30, 2008
(in thousands)

September 30,
2008
(unaudited)
Cash flows provided by/(used for):
Operating activities	$265,516
Investing activities:
Capital expenditures	$(193,229)
Other investing activities	$(14,717)
Financing activities	$(62,283)

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended September 30, 2008 and 2007, and June 30, 2008
And for the Nine Months Ended September 30, 2008 and 2007
(in thousands, except percentages)

	Quarter Ended
	September 30,	September 30,	June 30,
	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$417,788	$312,020	$368,656
Drilling services	62,208	52,880	57,192
Products	13,237	8,505	15,237

Total revenues	$493,233	$373,405	$441,085

EBITDA: (1)
Completion and production services	$133,229	$95,493	$107,536
Drilling services	17,005	14,211	15,512
Products	3,387	2,235	3,532
Corporate and other	(9,885)	(5,580)	(8,403)

Total EBITDA	$143,736	$106,359	$118,177

EBITDA as a % of Revenue:
Completion and production services	31.9%	30.6%	29.2%
Drilling services	27.3%	26.9%	27.1%
Products	25.6%	26.3%	23.2%
Total	29.1%	28.5%	26.8%

	Nine Months Ended
	September 30,	September 30,
	2008	2007
	(unaudited)	(unaudited)
Revenue:
Completion and production services	$1,138,096	$917,146
Drilling services	172,711	158,101
Products	40,689	31,194

Total revenues	$1,351,496	$1,106,441

EBITDA: (1)
Completion and production services	$352,940	$297,619
Drilling services	44,733	47,050
Products	10,209	7,215
Corporate and other	(26,241)	(20,064)

Total EBITDA	$381,641	$331,820

EBITDA as a % of Revenue:
Completion and production services	31.0%	32.5%
Drilling services	25.9%	29.8%
Products	25.1%	23.1%
Total	28.2%	30.0%

(1)	EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.

Complete Production Services, Inc.
Reconciliation of EBITDA to the Most Comparable GAAP Measure
For the Quarters Ended September 30, 2008 and 2007 and June 30, 2008
And the Nine Months Ended September 30, 2008 and 2007
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended September 30, 2008:
EBITDA	$133,229	$17,005	$3,387	$(9,885)	$143,736
Depreciation & amortization	41,169	5,223	657	646	47,695

Operating income (loss)	$92,060	$11,782	$2,730	$(10,531)	$96,041

Quarter Ended September 30, 2007:
EBITDA	$95,493	$14,211	$2,235	$(5,580)	$106,359
Depreciation & amortization	29,475	3,933	577	200	34,185

Operating income (loss)	$66,018	$10,278	$1,658	$(5,780)	$72,174

Quarter Ended June 30, 2008:
EBITDA	$107,536	$15,512	$3,532	$(8,403)	$118,177
Depreciation & amortization	36,998	4,888	559	592	43,037

Operating income (loss)	$70,538	$10,624	$2,973	$(8,995)	$75,140

Nine Months Ended September 30, 2008:
EBITDA	$352,940	$44,733	$10,209	$(26,241)	$381,641
Depreciation & amortization	111,897	14,527	1,762	1,797	129,983

Operating income (loss)	$241,043	$30,206	$8,447	$(28,038)	$251,658

Nine Months Ended September 30, 2007:
EBITDA	$297,619	$47,050	$7,215	$(20,064)	$331,820
Depreciation & amortization	81,307	10,460	1,535	1,212	94,514

Operating income (loss)	$216,312	$36,590	$5,680	$(21,276)	$237,306